                                                                    EXHIBIT 99.1

                    Union Planters Corporation Press Release
              dated July 20, 2000 announcing operating results for
                  the three and six months ended June 30, 2000

JULY 20, 2000

                        UNION PLANTERS ANNOUNCES EARNINGS

         Memphis, TN -- Union Planters Corporation (NYSE: UPC) today announced earnings for the quarter and six months ending June 30, 2000.

         Cash operating earnings were $113.8 million, or $.84 per diluted share, a 12% increase over the $.75 reported for the same period of last year, providing a return on average assets of 1.35% and a return on average common equity of 16.30%. For the six-month period cash operating earnings were $228.4 million, or $1.67 per diluted share, a 14% increase over the $1.47 reported for the same period last year. For both periods in 2000, the return on average tangible common equity was 24.8%.

         Net earnings for the second quarter of 2000 were $102.9 million, or $.76 per diluted share, a 4% increase over the $.73 earned for the same period in 1999. This represented a return on average assets of 1.22% and a return on average common equity of 14.73%. Net earnings for the first half of 2000 were $204.2 million, or $1.49 per diluted share, up 6% from the $1.40 reported for the same period in 1999.

         Benjamin W. Rawlins, Jr., Chairman and Chief Executive Officer, said "We are pleased with the 11% growth in average loans from the second quarter of last year but the current rate environment remains very difficult. The solid growth in loans resulted in a 17% increase in interest income from loans, but increased deposit and funding costs resulting from the six Federal Funds rate increases since mid 1999, essentially offset the growth in interest income. Credit quality, always a source of concern in a rising rate environment, remains sound. On an operating basis, noninterest income was up year-to-year even in a very difficult mortgage market and, excluding the impact of acquisitions, noninterest expenses continued to decrease. We are pleased with the solid performance for the quarter, and believe that we will benefit substantially when monetary policy results in a more normal rate environment."

         Net interest income of $311.4 million for the second quarter of 2000 was essentially flat from the second quarter of 1999. The net interest margin for the second quarter was 4.19% compared to 4.35% for the second quarter last year. The net interest margin was positively affected by the growth of average earning assets (primarily an 11% growth in loans, excluding FHA/VA loans) which was offset by higher funding costs. Net interest income was $314.7 million for the first quarter of 2000.

         The provision for losses on loans for the second quarter of 2000 was $19.7 million, or .35% of average loans. This compares to $17.7 million and $17.3 million, respectively, for the second quarter of 1999 and first quarter of 2000.

         At June 30, 2000 the allowance for losses on loans was $345.9 million, or 1.51% of loans and 267% of nonperforming loans. Nonperforming assets at June 30, 2000 declined to $169.4 million, or .74% of loans and foreclosed properties compared to $226.7 million, or 1.15% of loans and foreclosed properties at June 30, 1999, and $172.4 million, or .79% of loans and foreclosed properties, at March 31, 2000. Net charge-offs as a percentage of average loans were .35% for the second quarter of 2000, a decrease from .44% for the second quarter of 1999 and an increase from .26% for the first quarter of 2000.

         Excluding the impact of the items discussed below for both years, noninterest income increased $4.5 million in the second quarter of 2000 to $133.7 million. This compares to $129.2 million for the same period last year. The increase is attributable primarily to service charges on deposit accounts, ATM transaction fees, and bank card income (merchant servicing). Compared to the first quarter of 2000, noninterest income increased $6.1 million primarily due to increases in service charges on deposit accounts, mortgage banking revenues, and bank card income (merchant servicing).

         The second quarter of 2000 included $4.8 million ($2.4 million after tax) related to the reversion of excess assets of a pension plan of an acquired entity. The second quarter of 1999 included gains, aggregating $11.5 million ($7.0 million after tax), from the sale of certain ARM loans, investment securities, the sale of Union Planters' corporate trust business, and the sale of the remaining portion of the credit card portfolio.

         Noninterest expenses were $275.9 million for the second quarter of 2000 compared to $275.0 million for the second quarter of 1999. Excluding the impact of purchase acquisitions, noninterest expenses declined in the second quarter of 2000 primarily due to decreases in personnel related expenses, occupancy and equipment expenses, stationery and supplies, and other miscellaneous expenses. Compared to the first quarter of 2000, noninterest expenses increased $4.2 million, or 2%. The increase was primarily due to an increase in advertising and promotion expenses.

         Union Planters Corporation ended the quarter with total assets of $34.2 billion, total loans of $23.3 billion, and total deposits of $23.3 billion. Shareholders' equity was $2.7 billion and the shareholders' equity to total assets and leverage ratios were 7.88% and 6.29%, respectively.

         The Company completed in February the purchase of 7.1 million shares under a share purchase plan approved by the Board of Directors in August 1999. On February 17, 2000, the Board of Directors authorized the purchase of an additional 7.1 million shares. To date, 1,609,000 shares have been purchased.

         Union Planters Corporation, headquartered in Memphis, Tennessee, is a multi-state bank holding company with 1,061 ATMs and 866 banking offices in Alabama, Arkansas, Florida, Illinois, Indiana, Iowa, Kentucky, Louisiana, Mississippi, Missouri, Tennessee, and Texas. Union Planters Corporation was the 27th largest bank holding company in the United States based on total assets at December 31, 1999. The Corporation's common stock is traded on the New York Stock Exchange under the symbol UPC and is included in the S & P 500 Index.

         This press release contains forward looking statements relating to management's expectations for the year 2000. These statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and the current economic environment. Union Planters' actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties. A discussion of factors affecting business and prospects is contained in Union Planters' filings with the Securities and Exchange Commission, specifically "Risk Factors" in the 1999 Annual Report on Form 10-K and "Cautionary Statement Regarding Forward-Looking Information" in Union Planters' 1999 Annual Report to Shareholders.

                                      ----

FOR ADDITIONAL INFORMATION, INCLUDING SUPPLEMENTAL FINANCIAL INFORMATION FOR THE SECOND QUARTER OF 2000, VISIT UNION PLANTERS' WEB SITE AT http://www.unionplanters.com OR CONTACT:

BOBBY L. DOXEY
SENIOR EXECUTIVE VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER
(901) 580-4565

                     [TWO PAGE FINANCIAL ATTACHMENT FOLLOWS]

                           UNION PLANTERS CORPORATION
                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                                  JUNE 30,                      JUNE 30,
                                                                             2000          1999           2000            1999
                                                                          ----------    ----------    ------------    ------------
INCOME STATEMENT AMOUNTS
   Net interest income
     Actual                                                               $  311,352    $  311,589    $    626,102    $    607,286
     Taxable-equivalent basis                                                320,388       321,195         644,259         626,338
   Provision for losses on loans                                              19,699        17,740          37,002          34,019
   Noninterest income
     Investment securities gains                                                  77         3,181              77           3,192
     Other                                                                   138,423       137,535         265,992         263,778
   Noninterest expense                                                       275,885       275,009         547,590         533,248
   Earnings before income taxes                                              154,268       159,556         307,579         306,989
   Income taxes                                                               51,383        53,792         103,357         103,875
   NET EARNINGS                                                              102,885       105,764         204,222         203,114

   NET EARNINGS APPLICABLE TO COMMON SHARES                                  102,483       105,318         203,408         202,210

   OPERATING EARNINGS(1)                                                     100,392        98,888         201,729         191,520

   CASH OPERATING EARNINGS(2)                                                113,782       108,881         228,441         212,077

PER COMMON SHARE DATA
   Net earnings
         - basic                                                          $      .76    $      .74    $       1.50    $       1.42
         - diluted                                                               .76           .73            1.49            1.40
   Operating earnings(1)
         - basic                                                                 .74           .69            1.48            1.34
         - diluted                                                               .74           .68            1.47            1.32
   Cash operating earnings(2)
         - basic                                                                 .84           .76            1.68            1.48
         - diluted                                                               .84           .75            1.67            1.47

   Cash dividends                                                                .50           .50            1.00            1.00
   Book value                                                                                                19.88           20.68

BALANCES AT END OF PERIOD
   Loans, excluding FHA/VA government-insured/guaranteed loans                                        $ 22,880,375    $ 19,633,066
   Allowance for losses on loans                                                                           345,858         340,586
   Nonperforming assets
      Nonaccrual loans                                                                                     127,685         196,749
      Restructured loans                                                                                     1,680           1,655
      Foreclosed properties                                                                                 40,081          28,266
   Loans 90 days past due                                                                                   78,843          25,858
   FHA/VA government-insured/guaranteed loans                                                              447,815         598,046
      Nonaccrual                                                                                             4,408           7,391
      90 days past due                                                                                     166,231         306,238
   Available for sale investment securities
      Amortized cost                                                                                     7,192,127       8,035,376
      Fair value                                                                                         6,954,593       7,939,035
      Unrealized loss, net of taxes                                                                       (150,354)        (61,571)
   Total assets                                                                                         34,226,813      32,260,172
   Total deposits                                                                                       23,290,355      24,807,641
   Total shareholders' equity                                                                            2,698,670       2,973,072
   Total common equity                                                                                   2,678,687       2,950,938
   Tier 1 capital                                                                                        2,067,614       2,515,225

                           UNION PLANTERS CORPORATION
                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                     JUNE 30,                        JUNE 30,
                                                               2000            1999            2000            1999
                                                           ------------    ------------    ------------    ------------

AVERAGE BALANCES
   Loans, excluding FHA/VA government-
      insured/guaranteed loans                             $ 22,595,309    $ 20,308,473    $ 22,063,388    $ 20,038,204
   FHA/VA government-insured/
      guaranteed loans                                          463,535         607,950         481,385         648,193
   Investment securities                                      7,392,264       8,357,425       7,518,739       8,402,231
   Earning assets                                            30,759,224      29,637,625      30,403,716      29,487,940
   Total assets                                              33,863,383      32,988,798      33,558,099      32,671,179
   Total deposits                                            23,206,956      25,708,599      23,246,626      25,499,322
   Interest-bearing liabilities                              26,361,429      24,819,027      26,071,338      24,624,517
   Demand deposits                                            4,058,827       4,476,077       4,043,121       4,390,270
   Shareholders' equity                                       2,817,883       3,000,107       2,829,879       2,978,629
   Common equity                                              2,797,485       2,977,401       2,809,297       2,955,682

OTHER SUPPLEMENTAL INFORMATION
   Net earnings
       Return on average assets                                    1.22%           1.29%           1.22%           1.25%
       Return on average common equity                            14.73           14.19           14.56           13.80
   Cash operating earnings(2)
       Return on average assets                                    1.35            1.32            1.37            1.31
       Return on average common equity                            16.30           14.61           16.29           14.41
       Return on average tangible assets                           1.39            1.35            1.41            1.33
       Return on average tangible common equity                   24.85           19.25           24.81           18.12
   Allowance for losses on loans to loans(3)                                                       1.51            1.73
   Nonperforming loans to loans(3)                                                                  .57            1.01
   Nonperforming assets to loans and
       foreclosed properties(3)                                                                     .74            1.15
   Net charge-offs of loans                                $     19,662    $     22,165    $     33,444    $     36,369
   Net charge-offs as a percentage of
       average loans(3)                                             .35%            .44%            .30%            .37%
   Common shares outstanding (end of
       period, in thousands)                                                                    134,732         142,713
   Weighted average shares outstanding
       (in thousands)
         Basic                                                  134,794         142,574         135,670         142,417
         Diluted                                                136,268         144,798         137,170         144,737
   Yield on earning assets (taxable-equivalent
       basis)                                                      8.31%           7.78%           8.24%           7.79%
   Rate on interest-bearing liabilities                            4.81            4.10            4.64            4.20
   Interest rate spread (taxable-equivalent
       basis)                                                      3.50            3.68            3.60            3.59
   Net interest income as a percentage of
       average earning assets (taxable-equivalent
       basis)                                                      4.19            4.35            4.26            4.28
   Shareholders' equity to total assets                                                            7.88            9.22
   Leverage ratio                                                                                  6.29            7.79

(1)      Earnings before other significant items, net of taxes

(2) Earnings before goodwill and other intangibles amortization, and other significant items, net of taxes

(3)      Excludes FHA/VA government-insured/guaranteed loans